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                                                                   EXHIBIT 10(C)

                                   RESTATED
                                   --------

                         SUPPLEMENTAL RETIREMENT PLAN
                         ----------------------------

              FOR EMPLOYEES OF THE TEXAS UTILITIES COMPANY SYSTEM
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                    (As restated effective January 1, 1995)


                                  ARTICLE ONE
                            Purposes of the Program
                            -----------------------

     1.1 The Supplemental Retirement Plan for Employees of the Texas Utilities Company System (the "Plan") was initially established, effective January 1, 1983, and is hereby restated effective January 1, 1995, for the purpose of providing benefits for Participants in excess of the limitations on contributions and benefits imposed by relevant provisions of the Internal Revenue Code on qualified defined benefit plans.

     1.2 The Plan is established for the benefit of Participants as an unfunded compensation arrangement; provided, however, Supplemental Retirement Benefits for Eligible Participants shall be provided, in whole or in part, under the Trust Agreement. Any Supplemental Retirement Benefits not payable under the Trust shall be paid under the provisions of the Plan.

     1.3 The Plan does not give Participants any rights not expressly granted them in the Plan.

                                  ARTICLE TWO
                                  Definitions
                                  -----------

     The following definitions apply to the Plan unless the context clearly indicates otherwise:
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     2.1    "Adjusted Retirement Benefit" shall mean the Retirement Income
Allowance which would have been payable under the provisions of Section 7 of the Retirement Plan without regard to Section 8 of the Retirement Plan and without excluding from Earnings: (i) amounts awarded under the Annual Incentive Plan of the Texas Utilities Company System or deferred under non-qualified executive compensation plans and arrangements adopted from time to time by Employer-corporations; and (ii) amounts in excess of the dollar maximum imposed on Earnings, as defined in the Retirement Plan.

     2.2 "Board of Directors" shall mean the Board of Directors of Texas Utilities Company.

     2.3 "Committee" shall mean the Retirement Committee for the Retirement Plan for Employees of the Texas Utilities Company System.

     2.4    "Company" shall mean Texas Utilities Company.

     2.5 "Eligible Participant" shall mean a Participant eligible to receive benefits under the Trust Agreement, as set forth in the Trust Agreement.

     2.6 "Employer-corporation" shall mean the Company or any company, more than 50% of the voting stock of which is owned directly or indirectly by the Company, which has been approved for participation in, and which has adopted, the Plan. "Employer-corporations" shall be used to refer to such companies jointly or severally.

     2.7 "Participant" shall mean each person who is entitled to receive a benefit on or after January 1, 1983, under the Retirement

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Plan and whose Retirement Benefit is less than his Adjusted Retirement Benefit.

     2.8 "Plan" shall mean the Supplemental Retirement Plan for Employees of the Texas Utilities Company System as amended from time to time.

     2.9 "Plan Administrator" shall mean the person or persons appointed by the Board of Directors of Texas Utilities Company to assist in carrying out the operation of the Plan and/or Trust Agreement.

     2.10   "Plan Year" shall be the calendar year.

     2.11 "Retirement Benefit" shall be the Retirement Income Allowance payable to a Participant under the Retirement Plan.

     2.12 "Retirement Plan" shall be the Retirement Plan for Employees of the Texas Utilities Company System.

     2.13 "Supplemental Retirement Benefit" shall be the monthly benefit equal in amount to the difference between the installment of his Adjusted Retirement Benefit and the installment of his Retirement Benefit, payable under the same terms applicable to the payment of the Retirement Benefit.

     2.14 "Trust Agreement" shall mean the trust agreement which establishes the secular trust ("Trust") to provide benefits under the Plan for Eligible Participants.

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                                 ARTICLE THREE
                              Allocation of Costs
                              -------------------

     3.1 The cost of providing the benefits payable under the Plan shall be allocated to the Employer-corporation which is the employer of the Participant.

     3.2 If a Participant has service with more than one of the Employer-corporations which is relevant to benefits provided thereunder, the costs of providing that portion of such benefits payable to such Participant shall be borne on the basis of the accrued Supplemental Retirement Benefit as of date of transfer of the employee from such Employer-corporation or shall be borne by the Employer-corporation in the proportion which the salary paid by the Employer-corporation bears to the aggregate salaries paid by all joint employers during such joint employment.

     3.3 The Company, as agent for the Employer-corporations, will pay all Benefits provided hereunder and administer all transactions relating to the Plan, except Benefits payable under the Trust shall be paid by the Trustee.

                                 ARTICLE FOUR
                                   Benefits
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     4.1    A Participant shall be entitled to receive a Supplemental Retirement
Benefit, pursuant to the provisions of the Plan or the Trust; provided, however, Benefits payable to Eligible Participants under the Trust shall be subject to additional provisions set forth in the Trust Agreement, which provisions shall

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be controlling.  To the extent that Benefits are paid out of the Trust, separate accounts shall be maintained for each covered Participant.

     4.2 Any Benefit payable hereunder, other than a Benefit payable under the Trust Agreement, shall constitute a general unsecured obligation of Texas Utilities Company.

                                 ARTICLE FIVE
                                 Miscellaneous
                                 -------------

     5.1 The Board of Directors shall be vested with full power and authority to amend the Plan or to terminate the Plan at any time. If the Plan is terminated, all payments under the Plan, except those payable under the Trust, shall cease unless the Board of Directors shall otherwise provide.

     5.2 In the event of complete or partial termination of the Plan, or if it is determined that amounts advanced to Texas Utilities Company by Employer-corporations are in excess because of variances from actuarial computations, except as provided in the Trust Agreement with respect to Benefits payable under the Trust, applicable amounts shall be returned to each Employer-corporation as its interest shall be determined.

     5.3 The Committee shall have the same powers, duties and responsibilities with respect to the administration of the Plan as provided in
Section 12 of the Retirement Plan; provided, however, the Board of Directors may appoint a person or persons as Plan Administrator to assist in carrying out the operation of the Plan

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and/or Trust Agreement.  The powers, duties and responsibilities of the
Committee shall include specifically, but not by way of limitation, the authority to carry out the policy of the Company that applicable remuneration for a taxable year beginning after December 31, 1993, with respect to an Eligible Participant, shall not exceed the level of deductibility provided for in Section 162(m) of the Internal Revenue Code or any successor provision.

     5.4 Any Employer-corporation, as defined herein, may participate under this Plan upon approval of the Board of Directors and approval of the board of directors of such Employer-corporation. Any Employer-corporation may, by action of its board of directors, withdraw from participation in the Plan upon thirty days prior notice to Texas Utilities Company.

     5.5    THE PLAN SHALL BE CONSTRUED UNDER THE LAWS OF TEXAS.
     Executed the   8th   day of      June          , 1995.
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                                        TEXAS UTILITIES COMPANY

                                        By: /s/ Peter B. Tinkham
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                                             Peter B. Tinkham
                                             Plan Administrator

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